EXHIBIT (10)(d)(4)



                         NONQUALIFIED STOCK OPTION AGREEMENT
                                   PURSUANT TO THE
                         GRIFFIN GAMING & ENTERTAINMENT, INC.
                                1994 STOCK OPTION PLAN


               THIS STOCK OPTION AGREEMENT (this "Agreement") is made as of August 9, 1995 (the "Effective Date") between Griffin Gaming & Entertainment, Inc., a Delaware corporation (the "Company"), and Matthew B. Kearney (the "Executive").



                                   R E C I T A L S


               A. The Company has adopted the 1994 Stock Option Plan (the "Plan"), a copy of which is annexed hereto as Exhibit 1.

               B. T h e Company desires to grant the Executive the opportunity to acquire a proprietary interest in the Company in consideration of the Executive's contribution to the success and progress of the Company.

               C. In accordance with the Plan, the Committee (as defined in the Plan) has as of the Effective Date granted to the Executive an option (the "Option") to purchase shares of common stock, par value $.01 per share, of the Company (the "Shares"), subject to the terms and conditions of the Plan and this Agreement.



                                      AGREEMENTS


               1.   Definitions.    Capitalized  terms  not  defined herein
          shall have the meanings set forth in the Plan.

               2. Grant of Option. The Company grants to the Executive the right and option to purchase all or any part of an aggregate of 5,000 Shares (the "Option Shares"), at the purchase price of $15.75 per share, on the terms and conditions set forth herein. This Option is not intended to qualify for treatment as an Incentive Stock Option within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended (the "Code").






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               3.   Exercisability.  The Option shall become exercisable to
          the  extent of one-third of the number of Option Shares on August
          1,   1996, one-third on August 1, 1997 and one-third on August 1,
          1998, on a cumulative basis. In the event of (1) the termination of the Executive's employment due to death, disability or retirement, (2) there is a Change of Control (as defined in
          Section  12  below),  (3) the Executive terminates his employment
          f o llowing   a   material   diminution   in   his   duties   and
          responsibilities,    and (4) the Company terminates or elects not
          to renew, other than for cause, the Executive's employment through August 1, 1998, all of the Executive's options become exercisable. During the period the Option is exercisable, it may be exercised by the Executive as to the whole or any part thereof at any time or from time to time.

               4.   Expiration.   The Option shall expire upon the earliest
          to occur of:

                    (a)  the tenth anniversary of the Effective Date;

                    (b) in the event the Executive ceases to be an employee of the Company, other than due to circumstances described in paragraph (c) or (d), three months after the Executive ceases to be an employee of the Company;

                    (c) the termination of the Executive's employment with the Company if such termination is a termination by the Company for cause, in which case all rights of the Executive under this Agreement shall be immediately forfeited, except as to Option Shares already purchased;

                    (d) the first anniversary of the termination of the Executive's employment if the termination is by reason of death or disability.

                    For purposes of this Section 4:

                         (i) during the period, if any, following a termination of the Executive's employment and prior to the expiration of the Option, the Option shall be exercisable only to the extent exercisable on the date of such termination; and

                         (ii) employment   by  the  Company  shall  include
          employment by any subsidiary of the Company.

               5. Assignment or Transfer. The Option shall not be assignable or transferable by the Executive other than by will or by the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined in the Code.
          During the lifetime of an optionee, the Option shall be exercisable only by the optionee or the optionee's guardian or legal representative.




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               6.   Adjustments.    If the Company's outstanding Shares are
          increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities
          o f   the  Company  or  another  corporation  by  reason  of  any consolidation, merger, combination, liquidation, reorganization, recapitalization, stock dividend, stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or other like change in capital structure of the Company, the number of kind of shares or interests subject to this Option and the per share price thereof shall be appropriately adjusted at the time of such event. Any fractional shares or interests resulting from such adjustment shall be eliminated.

               7. Exercise of the Option. A person electing to exercise this Option shall deliver to the Secretary of the Company a written and signed notice of such election and of the number of Shares such person has elected to purchase and shall at the time of delivery of such notice pay for the full purchase price of the Shares such person has elected to purchase in United States dollars by personal check, bank draft or money order drawn to the order of the Company (and, in any event, in an amount not less than the aggregate par value of such Shares). The Committee further may, in its discretion, permit payment of the purchase price in such form or in such manner as may be permissible under the Plan and under any applicable law.

               8.   Compliance with Legal Requirements.  No Shares shall be
          issued or transferred pursuant to this Agreement unless and until all legal requirements applicable to such issuance or transfer have, in the opinion of counsel of the Company, been satisfied. Such requirements may include, but are not limited to, listing, registering or qualifying the Shares subject to the Option upon any securities exchange or under any state or federal law, satisfying any applicable law relating to the transfer of unregistered securities or demonstrating the availability of an exemption from applicable laws, placing a legend on the shares to the effect that they were issued in reliance upon an exemption from registration under the Securities Act of 1933 (the "Act") and may not transferred other than in reliance upon Rule 144 promulgated under the Act, if available, or upon another exemption from the Act, or obtaining the consent or approval of any governmental regulatory body. The Company has filed a registration statement on Form S-8 under the Act in order to register Shares subject to the Plan.

                    In  connection  with  any such issuance or transfer, or
          registration, the person acquiring Shares shall, if requested by the Company, provide information and assurances satisfactory to counsel to the Company with respect to such matters as the Company may deem desirable to assure compliance with all applicable legal requirements.





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               9.   No  Interest  in Shares Subject to Option.  Neither the
          Executive (individually or as a member of a group) nor any beneficiary or other person claiming under or through the Executive shall have any right, title, interest, or privilege in or to any Shares allocated or reserved for the purpose of the Plan or subject to this Agreement except as to such Shares, if any, as shall have been issued to such person upon exercise of this Option or any part of it.

               10. Plan Controls. The Option hereby granted is subject to, and the Company and Executive agree to be bound by, all of the terms and conditions of the Plan, as the same may be amended from time to time in accordance with the terms thereof, but no such amendment shall be effective as to the Option without the Executive's consent insofar as it may adversely affect the Executive's rights under this Agreement. The Committee shall h a ve sole discretion to determine whether the events or conditions described in this Agreement have been satisfied and to make all other interpretations, constructions and determinations required under this Agreement (except those which the Executive is expressly permitted to make), and all such determinations by the Committee shall be conclusive.

               11. Not an Employment Contract. Nothing in the Plan, in this Agreement or any other instrument executed pursuant thereto shall confer upon the Executive any right to continue in the employ of the Company or shall affect the right of the Company to terminate the employment of the Executive with or without cause.

               12.          Change  of  Control.   For the purposes of this
          Agreement, "Change of Control" shall mean the occurrence of any one of the following events:

                    (i) any "person", as such term is used in Sections 3(a)(9) and 13(d) of the Securities Exchange Act of 1934, other than Mr. Merv Griffin and his affiliates becomes a "beneficial owner", as such term is used in Rule 13d-3 promulgated under that Act, of 50% or more of the Company's Voting Stock, provided that the foregoing reference to 50% shall become 35% whenever Mr. Merv Griffin disposes of all or substantially all of the Company's Voting Stock presently held by Mr. Griffin;

                    (ii) the Company adopts any plan of liquidation providing for the distribution of all or substantially all of its assets;

                    (iii) all or substantially all of the business of the Company is disposed of pursuant to a merger, consolidation or other transaction (unless the shareholders of the Company i m mediately prior to such merger, consolidation or other t r a nsaction beneficially own, directly or indirectly, in substantially the same proportion as they owned the Voting Stock of the Company, all of






          the Voting Stock or other ownership interests of the entity or entities, if any, that succeed to the business of the Company);

                    (iv) the Company combines with another company and is the surviving corporation but, immediately after the combination, the shareholders of the Company immediately prior to the combination hold, directly or indirectly, 50% or less of the Voting Stock of the combined company (there being excluded from the number of shares held by such shareholders, but not from the Voting Stock of the combined company, any shares received by "affiliates", as such term is defined in the rules of the Securities and Exchange Commission, of such other company in exchange for stock of such other company); or

                    (v) Merv Griffin is no longer Chairman of the Board of Directors of the Company.

                    For the purposes of this Section 12, "Voting Stock" shall mean capital stock of any class or classes having general voting power under ordinary circumstances (not including the Class B stock of the Company), in the absence of contingencies, to elect the directors of a corporation.

               13.  Governing  Law.   All rights under this Agreement shall
          be governed by and construed in accordance with the laws of the State of Delaware.

               14. Taxes. The Committee may, in its discretion, make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all federal, state, local and other taxes required by law to be withheld with respect to the issuance or exercise of the Option, including, but not limited to, deducting the amount of any such withholding taxes from any other amount then or thereafter payable to the Executive, or requiring the Executive to pay to the Company the amount required to be withheld or to execute such documents as the Committee deems necessary or desirable to enable it to satisfy its withholding obligations.

               15. Notices. All notices, requests, demands and other communications pursuant to this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered, telexed or telecopied to, or, if mailed, when received by, the other party at the following addresses (or at such other address as shall be given in writing by either party to the other):
                    If to the Company, to:

                    Griffin Gaming & Entertainment, Inc.
                    1133 Boardwalk
                    Atlantic City, NJ  08404
                    Attention:  The Secretary





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                    If to the Executive, to the address set
                    forth next to his signature hereto.

               16. Effective Date. By execution below, this Agreement is entered into as of the Effective Date.


                                   GRIFFIN GAMING & ENTERTAINMENT, INC.


                                   By:  /s/ Thomas E. Gallagher
                                        Thomas E. Gallagher


                                   Its:
                                        President and
                                        Chief Executive Officer




          Address for Notices:     AGREED TO AND ACCEPTED:




                                   By:  /s/ Matthew B. Kearney





























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